Exhibit 99.1

Moelis & Company Reports Second Quarter and First Half 2025 Financial Results;

Declares Regular Quarterly Dividend of $0.65 Per Share

•
Revenues for the second quarter of 2025 were $365.4 million, up 38% from the prior year period
•
Revenues for the first half of 2025 were $672.0 million, up 39% from the prior year period
•
GAAP and Adjusted net income of $0.53 per share (diluted) for the second quarter of 2025 and $1.17 per share (diluted) for the first half of 2025
•
Second quarter 2025 Adjusted pre-tax margin of 17.6% versus 8.3% in the prior year period; first half 2025 Adjusted pre-tax margin of 16.0% versus 6.7% in the prior year period
•
Continued to execute on our growth strategy:
―
Three Private Capital Advisory, one Technology and one Business Services Managing Director joined the Firm during the second quarter
•
Strong balance sheet with cash and short-term investments of $474.9 million and no debt or goodwill
―
Declared quarterly dividend of $0.65 per share

NEW YORK, July 24, 2025 – Moelis & Company (NYSE:MC) today reported financial results for the second quarter ended June 30, 2025. The Firm's second quarter revenues of $365.4 million increased 38% from the prior year period. The Firm reported second quarter GAAP net income of $46.8 million, or $0.53 per share (diluted). On an Adjusted basis, the Firm reported net income of $45.5 million, or $0.53 per share (diluted) for the second quarter of 2025, as compared with net income of $14.5 million, or $0.18 per share (diluted), in the prior year period.

The Firm's first half revenues of $672.0 million increased 39% from the prior year period. The Firm reported GAAP net income of $100.5 million, or $1.17 per share (diluted) for the first half of 2025. On an Adjusted basis, the Firm reported net income of $99.9 million, or $1.17 per share (diluted) in the first half of 2025, as compared with net income of $32.8 million, or $0.40 per share (diluted), in the prior year period. GAAP and Adjusted net income in the first half of 2025 include net tax benefits of approximately $0.28 per share (diluted) related to the settlement of share-based awards.

"Our second quarter and first half revenues reflect the strength of our integrated global platform and the continued trust our clients place in us. We enter the second half of the year in a more favorable deal environment and with a significantly expanded range of expertise," said Ken Moelis, Chairman and Chief Executive Officer.

The Firm’s revenues and net income can fluctuate materially depending on the number, size and timing of completed transactions as well as other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

Currently 92% of the operating partnership (Moelis & Company Group LP) is owned by the corporate partner (Moelis & Company) and is subject to corporate U.S. federal and state income tax. The remaining 8% is owned by other partners of Moelis & Company Group LP and is primarily subject to U.S. federal tax at the partner level (certain state, local and foreign income taxes are incurred at the company level). The Adjusted results included herein apply certain adjustments from our GAAP results, including the assumption that 100% of the Firm’s operating result was taxed at our corporate effective tax rate. We believe the Adjusted results, when presented together with comparable

GAAP results, are useful to investors to compare our performance across periods and to better understand our operating results. A reconciliation between our GAAP results and our Adjusted results is presented in the Appendix to this press release.

GAAP and Adjusted (non-GAAP) Selected Financial Data (Unaudited)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands except per share data)	2025	2024	Variance	2025	2024	Variance

Revenues	$365,376	$264,586	38%	$365,376	$264,586	38%
Income (loss) before income taxes	64,139	21,776	195%	64,418	21,932	194%
Provision (benefit) for income taxes	17,384	6,855	154%	18,964	7,439	155%
Net income (loss)	46,755	14,921	213%	45,454	14,493	214%
Net income (loss) attributable to noncontrolling interests	5,217	1,760	196%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$41,538	$13,161	216%	$45,454	$14,493	214%
Diluted earnings (loss) per share	$0.53	$0.17	212%	$0.53	$0.18	194%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands except per share data)	2025	2024	Variance	2025	2024	Variance

Revenues	$671,969	$482,071	39%	$671,969	$482,071	39%
Income (loss) before income taxes	107,192	31,807	237%	107,471	32,184	234%
Provision (benefit) for income taxes	6,662	(599)	N/M	7,578	(607)	N/M
Net income (loss)	100,530	32,406	210%	99,893	32,791	205%
Net income (loss) attributable to noncontrolling interests	8,724	2,679	226%	—	—	N/M
Net income (loss) attributable to Moelis & Company	$91,806	$29,727	209%	$99,893	$32,791	205%
Diluted earnings (loss) per share	$1.17	$0.39	200%	$1.17	$0.40	193%
N/M = not meaningful
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Revenues

We earned revenues of $365.4 million in the second quarter of 2025, as compared with $264.6 million in the prior year period, representing an increase of 38%. The increase in second quarter revenues is attributable to an increase in average fees earned per completed transaction, with particular strength in M&A and Capital Markets, as compared with the prior year period.

For the first half of 2025, we earned revenues of $672.0 million, as compared with $482.1 million in the prior year period, representing an increase of 39%. The increase in first half revenues is attributable to an increase in average fees earned per completed transaction, with particular strength in M&A and Capital Markets, as compared with the prior year period.

We continued to execute on our strategy of organic growth. During the second quarter, three Private Capital Advisory Managing Directors joined the Firm. In addition, one Technology and one Business Services Managing Director, both based in Europe, joined during the second quarter.

Expenses

The following tables set forth information relating to the Firm’s operating expenses.

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Expenses:
Compensation and benefits	$252,110	$197,873	27%	$252,110	$198,705	27%
% of revenues	69.0%	74.8%		69.0%	75.1%
Non-compensation expenses	$52,637	$46,645	13%	$52,637	$46,645	13%
% of revenues	14.4%	17.6%		14.4%	17.6%
Total operating expenses	$304,747	$244,518	25%	$304,747	$245,350	24%
% of revenues	83.4%	92.4%		83.4%	92.7%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Expenses:
Compensation and benefits	$463,659	$362,348	28%	$463,659	$362,036	28%
% of revenues	69.0%	75.2%		69.0%	75.1%
Non-compensation expenses	$110,769	$93,853	18%	$110,769	$93,853	18%
% of revenues	16.5%	19.5%		16.5%	19.5%
Total operating expenses	$574,428	$456,201	26%	$574,428	$455,889	26%
% of revenues	85.5%	94.6%		85.5%	94.6%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Total operating expenses on a GAAP and Adjusted basis were $304.7 million for the second quarter of 2025, as compared with GAAP and Adjusted operating expenses of $244.5 million and $245.4 million, respectively, in the prior year period. For the first half of 2025, total operating expenses on a GAAP and Adjusted basis were $574.4 million, as compared with GAAP and Adjusted operating expenses of $456.2 million and $455.9 million, respectively, in the prior year period. The increase in operating expenses in both current year periods is attributable to increased compensation and benefits and non-compensation expenses, as compared with the prior year periods.

Compensation and benefits expenses on a GAAP and Adjusted basis were $252.1 million for the second quarter of 2025, as compared with GAAP and Adjusted compensation and benefits expenses of $197.9 million and $198.7 million, respectively, in the prior year period. For the first half of 2025, compensation and benefits expenses on a GAAP and Adjusted basis were $463.7 million, as compared with GAAP and Adjusted compensation and benefits expenses of $362.3 million and $362.0 million, respectively, in the prior year period. The increase in compensation and benefits expenses during both current year periods is primarily attributable to increased headcount and a higher bonus expense accrual, as a result of higher revenues earned, as compared with the prior year periods.

Non-compensation expenses on a GAAP and Adjusted basis were $52.6 million for the second quarter of 2025, as compared with GAAP and Adjusted non-compensation expenses of $46.6 million in the prior year period. For the first half of 2025, non-compensation expenses on a GAAP and Adjusted basis were $110.8 million, as compared with GAAP and Adjusted non-compensation expenses of $93.9 million in the prior year period. The increase in non-compensation expenses during both current year periods is primarily attributable to increased travel and related expenses, and communications and technology expenses driven by increased headcount, as compared with the prior year period.

Other Income (Expenses)

	GAAP			Adjusted (non-GAAP)*
	Three Months Ended June 30,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Other income (expenses)	$3,510	$1,708	106%	$3,789	$2,696	41%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

	GAAP			Adjusted (non-GAAP)*
	Six Months Ended June 30,
($ in thousands)	2025	2024	Variance	2025	2024	Variance

Other income (expenses)	$9,651	$5,937	63%	$9,930	$6,002	65%
* See Appendix for a reconciliation of GAAP to Adjusted (non-GAAP)

Other income (expenses) on a GAAP basis was income of $3.5 million for the second quarter of 2025, as compared with $1.7 million in the prior year period. On an Adjusted basis, other income for the second quarter of 2025 was $3.8 million, as compared with $2.7 million in the prior year period.

For the first half of 2025, other income (expenses) on a GAAP basis was $9.7 million, as compared with $5.9 million in the prior year period. On an Adjusted basis, other income for the first half of 2025 was $9.9 million, as compared with $6.0 million in the prior year period.

Provision for Income Taxes

The corporate partner (Moelis & Company) currently owns 92% of the operating partnership (Moelis & Company Group LP) and is subject to corporate U.S. federal and state income tax on its allocable share of earnings. The remaining 8% of activity is subject to certain state, local and foreign income taxes (including New York City Unincorporated Business Tax), which is accounted for at the partner level through the noncontrolling interests. For Adjusted purposes, we have assumed that 100% of the Firm’s second quarter 2025 operating results were taxed at our corporate effective tax rate of 29.5% resulting in a tax expense of approximately $19.0 million.

Capital Management and Balance Sheet

Moelis & Company continues to maintain a strong financial position, and as of June 30, 2025, we held cash and liquid investments of $474.9 million and had no funded debt or goodwill on our balance sheet.

The Board of Directors of Moelis & Company declared a regular quarterly dividend of $0.65 per share. The $0.65 per share will be paid on September 18, 2025, to common stockholders of record on August 4, 2025.

Earnings Call

We will host a conference call beginning at 5:00pm ET on Thursday, July 24, 2025, accessible via telephone and the internet. Ken Moelis, Chairman and Chief Executive Officer, Navid Mahmoodzadegan, Co-Founder and Co-President, and Chris Callesano, Chief Financial Officer, will review our second quarter 2025 financial results. Following the review, there will be a question and answer session.

Investors and analysts may participate in the live conference call by dialing 1-888-300-4150 (domestic) or 1-646-970-1530 (international) and using access code 8014191. Please dial in 15 minutes before the conference call begins. The conference call will also be accessible as a listen-only audio webcast through the Investor Relations section of the Moelis & Company website at www.moelis.com.

For those unable to listen to the live broadcast, a replay of the call will be available for one month via telephone starting approximately one hour after the live call ends. The replay can be accessed at 1-800-770-2030 (domestic) or 1-609-800-9909 (international); the conference number is 8014191.

About Moelis & Company

Moelis & Company is a leading global independent investment bank that provides innovative strategic advice and solutions to a diverse client base, including corporations, governments and financial sponsors. The Firm assists its clients in achieving their strategic goals by offering comprehensive integrated financial advisory services across all major industry sectors. Moelis & Company’s experienced professionals advise clients on their most critical decisions, including mergers and acquisitions, recapitalizations and restructurings, capital markets transactions, and other corporate finance matters. The Firm serves clients from locations across North and South America, Europe, the Middle East, and Asia-Pacific. For further information, please visit: www.moelis.com.

Forward-Looking Statements

This press release contains forward-looking statements, which reflect the Firm’s current views with respect to, among other things, its operations and financial performance. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “target,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are based on certain assumptions and estimates and subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. We believe these factors include, but are not limited to, those described under "Risk Factors" discussed in our Annual Report on Form 10-K for the year ended December 31, 2024, subsequent reports filed on Form 10-Q and our other filings with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release. In addition, new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results. The Firm undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures

The Company prepares its consolidated financial statements using accounting principles generally accepted in the United States (GAAP). From time to time, the Company may disclose certain “non-GAAP financial measures” in the course of its earnings releases, earnings conference calls, financial presentations and otherwise. The Securities and Exchange Commission defines a “non-GAAP financial measure” as a numerical measure of historical or future financial performance, financial position, or cash flows that is subject to adjustments that effectively exclude, or include amounts from the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures disclosed by the Company are provided as additional information to analysts, investors and other stakeholders in order to provide them with greater transparency about, or an alternative method for assessing our financial condition, operating results, or capital adequacy. Adjusted results are a non-GAAP financial measure which provide additional information on management’s view of operating results. These measures are not in accordance with, or a substitute for GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. Whenever we refer to a non-GAAP financial measure, we will also generally define it or present the most directly comparable financial measure calculated and presented in accordance with GAAP, along with a reconciliation of the differences between the non-GAAP financial measure we reference and such comparable GAAP financial measure.

The Company’s Adjusted revenues includes amounts reflected within other income (expenses) which are considered the equivalent of revenues for compensation. Such adjustments may include gains on founder investments where our employees and the Moelis advisory platform contributed meaningfully to the value creation; or the mark-to-market impact of equity instruments held by the Company that were originally received as payment for our banking services and included in revenues. We believe these adjustments are useful to allow comparability of period-to-period operating performance and compensation levels.

The Company’s Adjusted compensation and benefits expenses may include adjustments reflected within other income (expenses) associated with compensation awards forfeited or returned to the Company by former employees. Management views the credits associated with such forfeitures as an offset to compensation and benefits expenses since the Firm will utilize the forfeited economics to recruit and or retain talent. We believe the netted presentation of forfeiture credits and compensation expenses is useful to allow comparability of period-to-period operating performance.

The Company’s Adjusted non-compensation expenses and other income (expenses) may exclude certain one-time items that reduce the comparability of our operating performance as well as the amounts related to revenues and compensation and benefits expenses discussed above and adjustments to our provision for income taxes discussed below. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted provision (benefit) for income taxes is adjusted to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rates for the periods presented. Adjusted provision (benefit) for income taxes periodically includes the tax impact related to the settlement of share-based awards, the reclassification of TRA liability adjustments, or adjustments to our deferred tax assets and liabilities that occur in connection with new tax legislation. Such adjustments increase the comparability of our financial performance across reporting periods and versus our peers.

The Company’s Adjusted basic and diluted shares of Class A common stock outstanding is presented for each period as if all outstanding Class A partnership units have been exchanged into Class A common stock. The Adjusted presentation helps analysts, investors, and other stakeholders understand the effect of the Firm’s ownership structure on its results, including the impact of all the Firm’s income becoming subject to corporate-level tax.

Contacts

Investor Contact:	Media Contact:
Matt Tsukroff	Melissa Chiles
Moelis & Company	Moelis & Company
t: + 1 212 883 3800	t: + 1 212 883 3583
m: +1 917 526 2340	press@moelis.com
matthew.tsukroff@moelis.com

Appendix

GAAP Consolidated Statement of Operations (Unaudited)

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information (Unaudited)

Moelis & Company

GAAP Consolidated Statement of Operations

Unaudited

(dollars in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024

Revenues	$365,376	$264,586	$671,969	$482,071

Expenses
Compensation and benefits	252,110	197,873	463,659	362,348
Occupancy	8,726	7,073	16,843	14,162
Professional fees	7,424	5,961	14,338	12,126
Communication, technology and information services	13,870	11,990	27,191	24,234
Travel and related expenses	12,996	8,511	30,465	20,474
Depreciation and amortization	2,760	2,434	5,539	4,809
Other expenses	6,861	10,676	16,393	18,048
Total Expenses	304,747	244,518	574,428	456,201

Operating income (loss)	60,629	20,068	97,541	25,870
Other income (expenses)	3,510	1,708	9,651	5,937
Income (loss) before income taxes	64,139	21,776	107,192	31,807
Provision (benefit) for income taxes	17,384	6,855	6,662	(599)
Net income (loss)	46,755	14,921	100,530	32,406

Net income (loss) attributable to noncontrolling interests	5,217	1,760	8,724	2,679
Net income (loss) attributable to Moelis & Company	$41,538	$13,161	$91,806	$29,727

Weighted-average shares of Class A common stock outstanding
Basic	75,615,922	72,148,948	74,788,620	71,239,595
Diluted	78,644,806	75,788,525	78,773,981	75,593,865
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.55	$0.18	$1.23	$0.42
Diluted	$0.53	$0.17	$1.17	$0.39

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Other income (expenses)	$3,510	$279	(a)	$3,789
Income (loss) before income taxes	64,139	279		64,418
Provision (benefit) for income taxes	17,384	1,580	(a)(b)	18,964
Net income (loss)	46,755	(1,301)		45,454

Net income (loss) attributable to noncontrolling interests	5,217	(5,217)	(c)	—
Net income (loss) attributable to Moelis & Company	$41,538	$3,916		$45,454

Weighted-average shares of Class A common stock outstanding
Basic	75,615,922	6,533,475	(c)	82,149,397
Diluted	78,644,806	6,533,475	(c)	85,178,281
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.55			$0.55
Diluted	$0.53			$0.53

(a)

Tax Receivable Agreement (“TRA”) liability related adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income tax line and such adjustment for the period was an expense of $0.3 million.

(b)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.3 million, which is not included in the corporate tax provision for the period presented.

(c)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Three Months Ended June 30, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Compensation and benefits	$197,873	$832	(a)	$198,705
Other income (expenses)	1,708	988	(a)(b)	2,696

Income (loss) before income taxes	21,776	156		21,932
Provision (benefit) for income taxes	6,855	584	(b)(c)	7,439
Net income (loss)	14,921	(428)		14,493
Net income (loss) attributable to noncontrolling interests	1,760	(1,760)	(d)	—
Net income (loss) attributable to Moelis & Company	$13,161	$1,332		$14,493

Weighted-average shares of Class A common stock outstanding
Basic	72,148,948	6,300,175	(d)	78,449,123
Diluted	75,788,525	6,300,175	(d)	82,088,700
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.18			$0.18
Diluted	$0.17			$0.18

(a)		Reflects a reclassification of $0.8 million of other income (expenses) to compensation and benefits associated with the forfeiture or return of compensation by former employees.
(b)		Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.2 million is reclassified to the provision for income taxes line.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.2 million, which is not included in the corporate tax provision for the period presented.

(d)		Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Six Months Ended June 30, 2025
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Other income (expenses)	$9,651	$279	(a)	$9,930
Income (loss) before income taxes	107,192	279		107,471
Provision (benefit) for income taxes	6,662	916	(a)(b)	7,578
Net income (loss)	100,530	(637)		99,893

Net income (loss) attributable to noncontrolling interests	8,724	(8,724)	(c)	—
Net income (loss) attributable to Moelis & Company	$91,806	$8,087		$99,893

Weighted-average shares of Class A common stock outstanding
Basic	74,788,620	6,442,494	(c)	81,231,114
Diluted	78,773,981	6,442,494	(c)	85,216,475
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$1.23			$1.23
Diluted	$1.17			$1.17

(a)

Tax Receivable Agreement (“TRA”) liability related adjustments are made to other income (expenses) for GAAP purposes. Any adjustment related to the TRA liability is reclassified to the provision for income tax line and such adjustment for the period was an expense of $0.3 million.

(b)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Our tax provision includes a tax benefit related to the settlement of share-based awards of $24.1 million; excluding such discrete benefit, our effective tax rate for the period presented would have been 29.5%. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the TRA liabilities originated from past partnership unit exchanges; such adjustment for this period was a net expense of $0.3 million, which is not included in the corporate tax provision for the period presented.

(c)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.

Moelis & Company

Reconciliation of GAAP to Adjusted (non-GAAP) Financial Information

Unaudited

(dollars in thousands, except share and per share data)

	Six Months Ended June 30, 2024
Adjusted items	GAAP	Adjustments		Adjusted (non-GAAP)
Compensation and benefits	$362,348	$(312)	(a)	$362,036
Other income (expenses)	5,937	65	(a)(b)	6,002
Income (loss) before income taxes	31,807	377		32,184
Provision (benefit) for income taxes	(599)	(8)	(b)(c)	(607)
Net income (loss)	32,406	385		32,791

Net income (loss) attributable to noncontrolling interests	2,679	(2,679)	(d)	—
Net income (loss) attributable to Moelis & Company	$29,727	$3,064		$32,791

Weighted-average shares of Class A common stock outstanding
Basic	71,239,595	6,313,635	(d)	77,553,230
Diluted	75,593,865	6,313,635	(d)	81,907,500
Net income (loss) attributable to holders of shares of Class A common stock per share
Basic	$0.42			$0.42
Diluted	$0.39			$0.40

(a)	Reflects a reclassification of $0.3 million of other income (expenses) to compensation and benefits associated with the forfeiture or return of compensation by former employees.
(b)	Tax Receivable Agreement liability related adjustments are made to other income (expenses) for GAAP purposes. The adjustment of $0.4 million is reclassified to the provision for income taxes line.
(c)

An adjustment has been made to illustrate the result as if 100% of the Firm’s income is being taxed at our corporate effective tax rate for the period stated. Together with the tax benefit related to the settlement of share-based awards of $11.6 million, we have a net tax benefit of $0.6 million. Our Adjusted tax provision excludes any benefits or costs related to the adjustment to the step-up in tax basis in Group LP assets and TRA liabilities in connection with past partnership unit exchanges; such adjustment for this period was a net expense of $0.4 million, which is not included in the corporate tax provision for the period presented.

(d)	Assumes all outstanding Class A partnership units have been exchanged into Class A common stock.